                                                                  EXHIBIT 10-6-1

                               EXELON CORPORATION
                  RESTRICTED STOCK AWARD AGREEMENT [______-__]

Exelon Corporation, a Pennsylvania corporation (the "Company"), hereby grants [NAME], (the "Holder") as of [DATE], (the "Grant Date"), pursuant to the provisions of the Exelon Corporation Long-Term Incentive Plan, as amended and restated effective January 28, 2002 (the "Plan"), a restricted stock award (the "Award") of [WRITTEN NUMBER] ([NUMERICAL NUMBER]) restricted shares of the Company's common stock, without par value ("Common Stock"), upon and subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

1.    Award Subject to Acceptance of Agreement.

The Award shall be subject to all the terms of this Agreement and the Plan.

2.    Rights as a Stockholder.

The Holder shall have the right to vote the shares of Common Stock subject to the Award and to receive dividends and other distributions thereon unless and until such shares are forfeited pursuant to Section 3.2 hereof; provided, however, that a dividend or distribution with respect to shares (including, without limitation, a stock dividend or stock split), other than a regular cash dividend, shall be delivered to the Company (and the Holder shall, if requested by the Company, execute and return one or more irrevocable stock powers related thereto) and shall be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or distribution was made.

3.    Restriction Period -- Vesting Dates and Vesting.

      3.1   Vesting Dates.

      Subject to Section 3.2 below, all of the shares of Common Stock subject to the Award shall vest and the restrictions thereon shall lapse on the [FIFTH] anniversary of the Grant Date.

      3.2   Forfeiture/Accelerated Vesting of Non-Vested Shares.

      (a) If Holder terminates his or her employment with the Company or any successor thereto for any reason prior to the [FIFTH] anniversary of the Grant Date, all non-vested shares of Common Stock subject to the Award will be forfeited.

      (b) If Holder's employment with the Company or any successor thereto terminates prior to the [FIFTH] anniversary of the Grant Date on account of Holder's death or disability, the Award will become fully vested as of the date of such termination of employment.

      (c) If the Company or any successor thereto terminates Holder's employment prior to the [FIFTH] anniversary of the Grant date for any reason other than Cause or poor performance as determined by the Company in accordance with applicable personnel policy, the Award will become fully vested as of the date of such termination of employment.

4.    Termination of Award.

In the event that the Holder shall forfeit any shares of Common Stock subject to the Award pursuant to Section 3.2, this Award shall immediately terminate. The Holder shall, upon the Company's request, promptly return this Agreement to the Company for cancellation. Such cancellation shall, however, be effective regardless of whether the Holder returns this Agreement.

5.    Additional Terms and Conditions of Award.

      5.1.  Nontransferability of Award.

      This Award may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of this Award or any shares of Common Stock subject hereto that have not vested and been issued pursuant to Section 5.5, this Award and any obligation of the Company with respect to the shares subject hereto shall immediately become null and void.

      5.2.  Withholding Taxes.

            (a) As a condition precedent to the delivery to the Holder of any shares of Common Stock subject to the Award, the Holder shall, upon request by the Company, pay to the Company (or shall cause a broker-dealer on behalf of the Holder to pay to the Company) such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to the Award. If the Holder shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Holder.

            (b) The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 5.2(a), (2) delivery to the Company of previously owned whole shares of Common Stock (which the Holder has held for at least six months prior to the delivery of such shares or which the Holder purchased on the open market and for which the Holder has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Award (the "Tax Date"), equal to the Required Tax Payments,
            (3) authorizing the Company to withhold from the shares of Common Stock otherwise to be delivered to the Holder pursuant to the Award a number of whole shares of Common Stock having a Fair Market Value, determined as of the Tax Date, equal to the Required Tax Payments,
            (4) a cash payment by a broker-dealer acceptable to the Company through whom the Holder has sold the shares with respect to which the Required Tax Payments have arisen or (5) any combination of (1),
            (2) and (3). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Shares of Common Stock to be delivered or withheld may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No certificate representing a share of Common Stock shall be delivered until the Required Tax Payments have been satisfied in full.

      5.3.  Adjustment.

      In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Award shall be adjusted as determined by the Committee. .The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

      5.4.  Compliance with Applicable Law.

      The Award is subject to the condition that if the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the vesting or delivery of shares hereunder, the shares of Common Stock subject to the Award shall not vest or be delivered, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

      5.5.  Delivery of Certificates.

      Subject to Section 5.2, as soon as practicable after the shares of Common Stock subject to the Award until such Award shall have become vested pursuant to Section 3.2 hereof. Subject to Section 5.2, as soon as practicable after the shares of Common Stock subject to the Award become vested, , the Company shall deliver or cause to be delivered one or more certificates (or book entries) issued in the Holder's name representing the number of vested shares and destroy the stock power or powers relating to the vested shares. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 5.2.

      5.6.  Award Confers No Rights to Continued Employment.

      In no event shall the granting of the Award or its acceptance by the Holder give or be deemed to give the Holder any right to continued employment by the Company or any affiliate of the Company.

      5.7.  Decisions of Committee.

      The Committee shall have the right to resolve all questions which may arise in connection with the Award. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

      5.8.  Investment Representation.

      The Holder hereby represents and covenants that (a) any share of Common Stock acquired upon the vesting of the Award will be acquired for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such acquisition has been registered under the Securities Act and any applicable state securities law; (b) any subsequent sale of any such shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws; and (c) if requested by the Company, the Holder shall submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of acquisition of any shares hereunder or (y) is true and correct as of the date of any sale of any such shares, as applicable.

      5.9.  Agreement Subject to the Plan.

      This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith.

6.    Miscellaneous Provisions.

      6.1.  Meaning of Certain Terms.

      As used herein, the following terms shall have the respective meanings set forth below:

      "Fair Market Value" means the closing transaction price of a share of Common Stock, as reported on the New York Stock Exchange Composite Transactions on the date in question or, if there shall be no reported transaction for such date, on the next preceding date for which a transaction was reported.

      As used herein, "employment by the Company" shall include employment by any successor to the Company or by a corporation which is a "subsidiary corporation" of the Company, as such term is defined in section 424 of the Code. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

      6.2.  Successors.

      This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Holder, acquire any rights hereunder in accordance with this Agreement or the Plan.

      6.3.  Notices.

      All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to Exelon Corporation, 10 South Dearborn Street -- 37th Floor, Chicago, Illinois 60603, Attention:
      Corporate Secretary, and if to the Holder, at his or her then current work location. All notices, requests or other communications provided for in this Agreement shall be made in writing (a) by personal delivery to the party entitled thereto, (b) by facsimile transmission with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

      6.4.  Governing Law.

      This Agreement, the Award and all determinations made and actions taken pursuant hereto and thereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith without giving effect to conflicts of laws principles.

                                           EXELON CORPORATION


                                           By:______________________________
                                                  Katherine Combs
                                                  Secretary